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                                  EXHIBIT 10.9

                                 PROMISSORY NOTE
                           EXECUTED SEPTEMBER 25, 1997



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THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT ONLY AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS IS AVAILABLE.

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$150,000                                              Mountain View, California
                                                             September 25, 1997

         JUMP! SOFTWARE, INC., a California corporation (the "COMPANY"), for value received, hereby promises to pay to the order of J. Earle May or his assignee (the "HOLDER") the principal amount of One Hundred Fifty Thousand Dollars ($150,000) on or before the Maturity Date (as defined below).

         1.       MATURITY DATE.  The "Maturity Date" shall be March 31 1998.

         2. INTEREST. As interest on this Note, the Company shall issue Holder, on the date hereof, a warrant to purchase Common Stock of the Company at an exercise price of $0.01 per share (the "WARRANT"). Any amounts outstanding more than 180 days after the Maturity Date shall accrue interest at the rate of 8% per annum until paid, compounded annually, calculated on the basis of a 365-day year, beginning on the date which is 181 days after the Maturity Date.

         3. CONVERSION. Holder may elect to convert any or all of the unpaid principal amount of this Note into shares of the Company's Series B Preferred Stock or, if the Company has issued a new series of convertible equity securities on the date of conversion, such other series at a conversion price equal to the lesser of (a) $2.00 per share and (b) the issue price of the Series B Preferred Stock or, if applicable, such other series to the one or more institutional, corporate or venture capital investors that purchase in the aggregate at least $1.5 million of Series B Preferred Stock or, if applicable, such other series.

         4. SUBORDINATION. Except as permitted in the forms of subordination agreement requested by holders of Senior Indebtedness (as defined below), (a) no amount shall be paid by the Company in respect of the principal of and interest on this Note at the time outstanding, and (b) no other action prohibited by such subordination agreements shall be taken. This Note shall be subject to customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to the Holder's rights hereunder, the Company may require that the Holder execute such forms of subordination agreement. "SENIOR INDEBTEDNESS" means
(i) the principal amount of indebtedness of Borrower or with respect to which Borrower is a guarantor to banks, insurance companies, lease financing institutions or other lending institutions regularly engaged in the business


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of lending money, which is for money borrowed (or purchase or lease of equipment in the case of lease financing) by Borrower, whether secured or unsecured and whether now existing or hereafter incurred; (ii) all interest thereon, prepayment charges with respect thereto, all fees, costs, expenses or other amounts payable thereunder; and (iii) all refinancings, extensions, renewals, amendments and modifications to any of the foregoing. No indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to this Note. Subject to the payment in full of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of holders of Senior Indebtedness as set forth in the forms of subordination agreement requested by holders of Senior Indebtedness.

         5.       MISCELLANEOUS.

                  (a) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

                  (b) The Company hereby waives presentment for payment, demand, protest and notice of protest for nonpayment of this Note. If the Holder employs an attorney or take any other steps for collection of any part hereof after any default, the Company will pay all reasonable legal fees and expenses incurred in collecting this Note.

                  (c) If any provision of this Note is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (d) No renewal or extension of this Note, delay in enforcing any right of Holder under this Note, or assignment by Holder of this Note shall affect the liability of the Company. All rights of Holder under this Note are cumulative and may be exercised concurrently or consecutively at Holder's option.

                  (e) This Note shall be governed by the laws of the State of California, without reference to conflicts of laws principles.

         IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the Company.

                                          JUMP! SOFTWARE, INC.


                                          /s/ Richard Mathews
                                          -------------------------------------
                                          Richard Mathews
                                          President and Chief Executive Officer